Exhibit (a)(1)(B)

Letter of Transmittal to Tender Shares of Common Stock and the Associated Preferred Stock Purchase Rights of

BIOCLINICA, INC.

at $7.25 Net Per Share in Cash Pursuant to the Offer to Purchase dated February 11, 2013 by

BC Acquisition Corp., a wholly-owned subsidiary of BioCore Holdings, Inc.,

an affiliate of JLL Partners Fund VI, L.P.

The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange. You are hereby authorized and instructed to prepare in the name of and deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a check representing a cash payment for shares tendered pursuant to this Letter of Transmittal. Such cash payment shall be equal to $7.25 per share of common stock tendered.

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF MONDAY, MARCH 11, 2013, UNLESS THE TENDER OFFER IS EXTENDED OR EARLIER TERMINATED.

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 2.

Mail or deliver this Letter of Transmittal together with the certificate(s) representing your shares, to:

If delivering by first class mail:	If delivering by registered, certified or express mail or by overnight courier:

Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

Pursuant to the offer of BC Acquisition Corp. to purchase all outstanding shares of common stock, par value $0.00025 per share, of BioClinica, Inc. and the associated preferred stock purchase rights, the undersigned encloses herewith and surrenders the following certificate(s) representing Shares of BioClinica, Inc.:

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections	DESCRIPTION OF SHARES SURRENDERED (Please fill in. Attach separate schedule if needed.)
	Certificate No(s)*	Number of Shares

SCAN TO CA VOLUNTARY IBIT	TOTAL SHARES F

*	If your shares are uncertificated, do not complete this column and instead complete the column titled “Number of Shares” only. An Agent’s Message must be used in lieu of this Letter of Transmittal for any Shares held in book-entry form. See Instruction 2.

Ladies and Gentlemen:

In connection with the offer (the “Offer”) of BC Acquisition Corp. (the “Purchaser”), a Delaware corporation and a wholly owned subsidiary of BioCore Holdings, Inc., a Delaware corporation (“Parent”), to purchase all outstanding shares of common stock, par value $0.00025 per share of BioClinica, Inc. (“BioClinica” or the “Company”), and the associated preferred stock purchase rights (collectively, the “Shares”), the undersigned herewith surrenders the above described certificate(s) (the “Certificate(s)”), which prior to 12:00 midnight, New York City Time, at the end of Monday, March 11, 2013, unless the Offer is extended (such date and time, as it may be extended, the “Expiration Date”) represents shares of common stock, $0.00025 par value per share, of the Company (the “Shares”), in exchange for $7.25 per Share, in cash, without interest and subject to applicable withholding (the “Offer Price”).

The undersigned represents that (a) the undersigned has full authority and power to surrender the Shares, free and clear of all liens, claims and encumbrances, and to direct the manner in which payment is to be made as a result of the Offer with respect to the surrendered Shares. The undersigned will, upon request, execute and deliver any additional documents deemed appropriate or necessary by the Paying Agent (as defined herein) in connection with the surrender of the Shares. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

The undersigned understands that surrender is not made in acceptable form until the receipt by Computershare Trust Company, N.A. (the “Paying Agent”) of this Letter of Transmittal, duly completed and signed, and of the Certificate(s), or, in the case of Shares held in book-entry form, receipt of an Agent’s Message (as defined herein), together with all accompanying evidences of authority in form satisfactory to the Company (which may delegate power in whole or in part to the Paying Agent). All questions as to validity, form and eligibility of any surrender of Shares hereby will be determined by the Company (which may delegate power in whole or in part of the Paying Agent) and such determination shall be final and binding.

The undersigned understands that payment for the surrendered Shares will be made as promptly as practicable after the surrender of Certificate(s) representing the Shares is made in acceptable form, or, in the case of Shares held in book-entry form, ownership of Shares is validly transferred on the account books maintained by The Depository Trust Company (“DTC”).

Unless otherwise indicated herein under “Special Payment Instructions,” please issue the check for the cash portion of the Offer Price in the name(s) of the registered owner(s) appearing under “Description of Shares Surrendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the cash portion of the Offer Price to the address(es) of the registered owner(s) appearing under “Description of Shares Tendered.” In the event that both the Special Delivery Instructions and the Special Payment Instructions are completed, please issue the check for the cash portion of the Offer Price in the name of, and deliver such check to, the person or persons so indicated.

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 3, 5 and 7)

To be completed ONLY if the check for the Offer Price in consideration of Shares surrendered is to be issued in the name of someone other than the undersigned.

Issue Check(s) to:

Name:
(Please Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security Number)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 3, 5 and 7)

To be completed ONLY if the check for the Offer Price in consideration of Shares surrendered is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown in the box titled “Description of Shares Surrendered” above.

Deliver Check(s) to:

Name:
(Please Print)

Address:

(Include Zip Code)

IMPORTANT — SIGN HERE

(U.S. Holders Please Also Complete the Attached IRS Form W-9)

(Non-U.S. Holders Please Obtain and Complete IRS Form W-8BEN or Other Applicable IRS Form W-8)

(Signature(s) of Stockholder(s))

Dated:                                 , 2013

(Must be signed by registered owner(s) exactly as name(s) appear(s) on the Certificate(s) or by person(s) authorized to become registered owner(s) by Certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5. For information concerning signature guarantees, see Instruction 1.)

Name(s):

(Please Print)

Capacity (Full Title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security Number:

GUARANTEE OF SIGNATURE(S)

(For use by Eligible Institutions (as defined herein) only;

see Instructions 1 and 5)

Name of Firm:

(Include Zip Code)

Authorized Signature:

Name:

(Please Type or Print)

Area Code and Telephone Number:

Dated:                                 , 2013

Place Medallion Guarantee in Space Below:

INSTRUCTIONS

1) Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including any of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered owner(s) of the Shares represented by the surrendered herewith and such registered owner has not completed the box titled “Special Payment Instructions” or the box titled “Special Delivery Instructions” on this Letter of Transmittal or (b) if such Shares are surrendered for the account of an Eligible Institution. See Instruction 5.

2) Delivery of Letter of Transmittal and Certificates or Book-Entry Transfers. This Letter of Transmittal, filled in and signed, must be used in connection with the delivery and surrender of any Certificate(s). In the case of Shares held in book-entry form, an Agent’s Message must be used in lieu of this Letter of Transmittal. See Item 3 (“Procedures for Tendering Shares”) of the Offer to Purchase. A Letter of Transmittal and the Certificate(s) (or, in the case of Shares held in book-entry form, an Agent’s Message) must be received by the Paying Agent, in satisfactory form, in order to make an effective surrender. Delivery of the Certificate(s) and other documents shall be effected, and the risk of loss and title to the Certificate(s) shall pass, only upon proper delivery of the Certificate(s) to the Paying Agent. The method of delivery of the Certificate(s) and other documents is at the election and risk of the stockholder. If such delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Surrender may be made by mail or by overnight courier to Computershare, as Paying Agent, at one of the addresses shown above. A mailing envelope addressed to the Paying Agent is enclosed for your convenience.

The term “Agent’s Message” means a message, transmitted through electronic means by DTC to, and received by, the Paying Agent and forming a part of a Book-Entry Confirmation (as defined in the Offer to Purchase), which states that DTC has received an express acknowledgment from the participant in DTC tendering the Shares which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Purchaser may enforce such agreement against the participant. The term “Agent’s Message” also includes any hard copy printout evidencing such message generated by a computer terminal maintained at the Depositary’s office.

3) Validity of Surrender, Irregularities. All questions as to validity, form and eligibility of any surrender of Shares hereby will be determined by the Company (which may delegate power in whole or in part to the Paying Agent), and such determination shall be final and binding. The Company reserves the right to waive any irregularities or defects in the surrender of any Shares, and its interpretations of the terms and conditions of the Merger Agreement and of this Letter of Transmittal (including these instructions) with respect to such irregularities or defects shall be final and binding. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

4) Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule attached hereto and separately signed on each page thereof in the same manner as this Letter of Transmittal is signed.

5) Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered owner(s) of the Shares surrendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Certificate(s) without alteration or any other change whatsoever.

If any Shares surrendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any surrendered Shares are registered in the names of different holder(s), you must complete, sign and submit as many separate Letters of Transmittal (or facsimiles thereof) as there are different registrations of such Shares.

If this Letter of Transmittal or any Certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of their authority so to act must be submitted.

If this Letter of Transmittal is signed by the registered owner(s) of the Shares listed hereon and transmitted herewith, no endorsements of the Certificates or separate stock powers are required unless payment is to be made to, or Certificates representing Shares not tendered or accepted for payment are to be issued in the name of, a person other than the registered owner(s), in which case the Certificates representing the Shares surrendered by this Letter of Transmittal must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered owner(s) or holder(s) appear(s) on the Certificates. Signatures on such Certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Share(s) listed hereon, the Certificate(s) must be endorsed or accompanied by the appropriate stock powers, in either case, signed exactly as the name or names of the registered owner(s) or holder(s) appear(s) on the Certificate(s). Signatures on such Certificates or stock powers must be guaranteed by an Eligible Institution.

6) Transfer Taxes. The Company will pay any transfer taxes with respect to the transfer and sale of Shares to it or to its order pursuant to the Offer (for the avoidance of doubt, transfer taxes do not include United States federal income or backup withholding taxes). If, however, payment of the Offer Price is to be made to any person other than the registered owner(s), or if surrendered Certificates are registered in the name of any person other than the person signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered owner(s) or such person) payable on account of the transfer to such person will be deducted from the Offer Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

Except as provided in this Instruction 6, transfer tax stamps need not be affixed to the Certificates listed in this Letter of Transmittal.

7) Special Payment and Delivery Instructions. If a check for the cash portion of the Offer Price is to be issued in the name of a person other than the signer(s) of this Letter of Transmittal or to an address other than that shown in the box titled “Description of Shares Tendered” above, the appropriate boxes on this Letter of Transmittal should be completed.

8) Requests for Assistance or Additional Copies. Questions or requests for assistance may be directed to the Information Agent at its address and telephone number set forth below or to your broker, dealer, commercial bank or trust company. Additional copies of this Letter of Transmittal may be obtained from the Information Agent as set forth below, and will be furnished at Company’s expense.

9) Backup Withholding. Under U.S. federal income tax laws, the Paying Agent will be required to withhold a portion of the amount of any payments made to certain stockholders pursuant to the Offer. In order to avoid such backup withholding, each surrendering stockholder or payee that is a United States person (for U.S. federal income tax purposes), must provide the Paying Agent with such stockholder’s or payee’s correct taxpayer identification number (“TIN”) and certify that such stockholder or payee is not subject to such backup withholding by completing the attached Form W-9. Certain stockholders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements. A surrendering stockholder who is a foreign individual or a foreign entity should complete, sign, and submit to the Paying Agent the appropriate Form W-8. A Form W-8BEN may be obtained from the Paying Agent or downloaded from the Internal Revenue Service’s website at the following address: http://www.irs.gov. Failure to complete the Form W-9 will not, by itself, cause Shares to be deemed invalidly surrendered, but may require the Paying Agent, to withhold a portion of the amount of any payments made pursuant to the Merger.

NOTE: FAILURE TO COMPLETE AND RETURN THE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE “IMPORTANT TAX INFORMATION” DOCUMENT PROVIDED HEREWITH.

10) Lost, Destroyed, Mutilated or Stolen Share Certificates. If any Certificate has been lost, destroyed, mutilated or stolen, the stockholder should promptly notify the Company’s stock transfer agent, Computershare Limited at (800) 962-4284. The stockholder will then be instructed as to the steps that must be taken in order to replace the Certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, mutilated, destroyed or stolen Certificates have been followed.

The Paying Agent for the Tender Offer is:

If delivering by first class mail:	If delivering by registered, certified or express mail or by overnight courier:

Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE PAYING AGENT.

Any questions or requests for assistance may be directed to the Information Agent at its telephone number and location listed below. Requests for additional copies of the Offer to Purchase and this Letter of Transmittal may be directed to the Information Agent at its telephone number and location listed below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Tender Offer is:

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders Call Toll-Free: (888) 750-5834

Banks and Brokers Call Collect: (212) 750-5833